EXHIBIT 4.1

NUMBER

SHARES

ADCARE HEALTH SYSTEMS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

COUNTERSIGNED AND REGISTERED:
ADCARE HEALTH SYSTEMS, INC.
(SPRINGFIELD, OHIO)
BY
AUTHORIZED OFFICER

This Certifies that

is the owner of

SEE REVERSE FOR CERTAIN DEFINITIONS

fully paid and non-assessable common shares, without par value, of ADCARE HEALTH SYSTEMS, INC. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. The shares represented hereby have not been registered under the Securities Act of 1933 and have been acquired for investment. They may not be sold or transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that registration is not required under said Act, or of any applicable state securities law. This certificate is not valid unless countersigned.

WITNESS the seal of the Corporation and the signatures of its duly authorized officers.

Dated

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ________
(State)

Additional abbreviations may also be used though not in the above list.

TERMS

The express terms of the shares represented by this Certificate and of the other classes and series of shares which the Corporation is authorized to issue are contained in the Corporation's Articles of Incorporation. The Corporation will mail to any shareholder a copy of such terms without charge within five (5) days after receipt of a written request therefor.

No.

ISSUED TO

DATED

For Value Received, ________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____ OF THE SHARES

REPRESENTED BY THE WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED ________________ 20 ____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.